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                                                                    EXHIBIT 3.18

                          AMENDED & RESTATED BYLAWS OF
                        MIDLAND GROCERY OF MICHIGAN, INC.
                             (AS OF MARCH 30, 2000)



                                    ARTICLE 1
                            Meetings of Shareholders

         1.01 Annual Meeting. The annual meeting of the shareholders, for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held on such date and at such time during the first six months of each fiscal year of the Company as may be fixed by the board of directors and stated in the notice of the meeting.

         1.02 Special Meetings. A special meeting of the shareholders may be called by the chairman of the board, or the president, or a majority of the directors acting with or without a meeting, or the holders of shares entitling them to exercise 25% of the voting power of the Company entitled to be voted at the meeting. Upon delivery to the chairman, president, or secretary of a request in writing for a special meeting of the shareholders by any persons entitled to call such meeting, the officer to whom the request is delivered shall give notice to the shareholders of such meeting. Any such request shall specify the purposes and the date and hour for such meeting. The date shall be at least 14 and not more than 65 days after delivery of the request. If such officer does not call the meeting within five days after any such request, the persons making the request may call the meeting by giving notice as provided in (S).1.04 or by causing it to be given by their designated representative.

         1.03 Place of Meetings. All meetings of shareholders shall be held at such place or places, within or without the State of Michigan, as may be fixed by the board of directors or, if not so fixed, as shall be specified in the notice of the meeting.

         1.04 Notice of Meetings. Every shareholder shall furnish the secretary of the Company with an address at which notices of meetings and all other corporate notices may be served on or mailed to him. Except as otherwise expressly required by law, notice of each shareholders' meeting, whether annual or special, shall, not more than 60 days and at least 7 days before the date specified for the meeting, be given by the chairman, president, or secretary or, in case of their refusal or failure to do so, by the person or persons entitled to call such meeting, to each shareholder entitled to notice of the meeting, by delivering a written or printed notice to him personally or by mailing the notice in a postage-prepaid envelope addressed to him at his address furnished by him as above provided, or, if he shall not have furnished such address, at his post office address last known to the sender. Except when expressly required by law, no publication of any notice of a shareholders' meeting shall be required. If shares are transferred after notice has been given, notice need not be given to the transferee. A record date may be fixed for determining the shareholders entitled to notice of any meeting of shareholders, in accordance with the provisions of (S).1.12. Every notice of a shareholders' meeting, besides stating the time and place of the meeting, shall state briefly the purposes of the meeting as may be specified by the person or persons requesting or calling the meeting. Only the business provided for in such notice shall be considered at the meeting. Notice of the adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.

         1.05 Waiver of Notice. Any shareholder, either before or after any meeting, may waive any notice required by law, the articles, or these regulations. Waivers must be in writing and filed with or


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entered upon the records of the meeting. Notice of a meeting will be deemed to have been waived by any shareholder who attends the meeting either in person or by proxy, and who does not, before or at the commencement of the meeting, protest the lack of proper notice.

         1.06 Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Company entitled to vote at a meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except when a greater number is required by law, the articles of incorporation, or these regulations. In the absence of a quorum at any meeting or any adjournment of the meeting, the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         1.07 Organization. At each shareholders' meeting the chairman of the board, or, in his absence, the president, or, in the absence of both of them, a chairman chosen by the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote, shall act as chairman, and the secretary of the Company, or, in his absence, any assistant secretary, or, in the absence of all of them, any person whom the chairman of the meeting appoints, shall act as secretary of the meeting.

         1.08 Order of Business. The order of business at each meeting of the shareholders shall be fixed by the chairman of the meeting at the beginning of the meeting but may be changed by the vote of the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote.

         1.09 Voting. Each holder of a share or shares of the class or classes entitled to vote by law or the articles of incorporation shall be entitled to one vote in person or by proxy for each such share registered in his name on the books of the Company. As provided in (S).1.12, a record date for determining which shareholders are entitled to vote at any meeting may be fixed. Shares of its own stock belonging to the Company shall not be voted directly or indirectly. Persons holding voting shares in a fiduciary capacity shall be entitled to vote the shares so held. A shareholder whose shares are pledged shall be entitled to vote the shares standing in his name on the books of the Company. Upon a demand by any shareholder present in person or by proxy at any meeting and entitled to vote, any vote shall be by ballot. Each ballot shall be signed by the shareholder or his proxy and shall state the number of shares voted by him. Otherwise, votes shall be made orally.

         1.10 Proxies. Any shareholder who is entitled to attend or vote at a shareholders' meeting shall be entitled to exercise such right and any other of his rights by proxy or proxies appointed by a writing signed by such shareholder, which need not be witnessed or acknowledged. Except as otherwise specifically provided in these regulations, actions taken by proxy shall be governed by the provisions of (S)(S).421 to 423 of the Michigan Business Corporation Act, or any similar statute which may hereafter be enacted, including the provisions relating to the sufficiency of the writing, duration of the validity of the proxy, power of substitution, revocation, and all other provisions.

         1.11 Inspectors of Elections. Inspectors of elections may be appointed and act as provided in ss.481 of the Michigan Business Corporation Act, or any future statute of like tenor or effect.

         1.12 Record Date. The board of directors may fix a record date for any lawful purpose, including without limitation the determination of shareholders entitled to: (a) receive notice of or to vote at any meeting, (b) receive payment of any dividend or other distribution, (c) receive or exercise rights of purchase of, subscription for, or exchange or conversion of, shares or other securities, subject to any

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contract right with respect thereto, or (d) participate in the execution of written consents, waivers, or releases. Any such record date shall not be more than 60 days preceding the date of such meeting, the date fixed for the payment of any dividend or other distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

         1.13 List of Shareholders at Meeting. Upon request of any shareholder at any meeting of shareholders, there shall be produced at the meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by them.

         1.14 Action in Writing in Lieu of Meeting. Any action which may be authorized or be taken at a meeting of the shareholders, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for that purpose.

                                    ARTICLE 2
                               Board of Directors

         2.01 General Powers of Board. The powers of the Company shall be exercised, its business and affairs shall be conducted, and its property shall be controlled by the board of directors, except as otherwise provided bylaws of the State of Michigan, the company's articles of incorporation, or these bylaws.

         2.02 Number of Directors. Until changed in accordance with this section, the number of directors of the Company, none of whom need be shareholders, shall be not less than three nor more than seven, provided that when all shares of the Company are owned of record by one or two shareholders, the number of directors may be less than three but not less than the number of shareholders. The number of directors may be fixed or changed at any annual meeting of the shareholders, or at any special meeting of the shareholders called for that purpose, by the affirmative vote of the holders of shares entitling them to exercise a .majority of the voting power of the Company on such proposal.

         2.03 Compensation and Expenses. The directors shall be entitled to such compensation, on a monthly or annual basis, or on the basis of meetings attended, or on both bases, as the board of directors may from time to time determine and establish. No director shall be precluded from serving the Company as an officer or in any other capacity, or from receiving compensation for so serving. Directors may be reimbursed for their reasonable expenses incurred in the performance of their duties, including the expense of traveling to and from meetings of the board, if such reimbursement is authorized by the board of directors.

         2.04 Election of Directors. At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be deemed elected directors. Any shareholder may cumulate his votes at an election of directors upon fulfillment of the conditions prescribed in (S).223 of the Michigan Business Corporation Act or any similar statute which may hereafter be enacted.

         2.05 Term of Office. Each director shall hold office until the annual meeting of shareholders in the year of the expiration of his term of office, or, if the election of directors shall not be held at that annual meeting, until a special meeting of the shareholders for the purpose of electing directors is held as provided in (S)1.02, or the taking of action by all the shareholders in writing in lieu of either such meetings,

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and in any case until his successor is elected and qualified or until his earlier resignation, removal from office, or death.

         2.06 Resignations. Any director may resign by giving written notice to the chairman, the president, or the secretary of the Company. Such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

         2.07 Removal of Directors. All directors or any individual director may be removed from office, without assigning any cause, by the affirmative vote of the holders of record of not less than 75% of the shares having voting power of the Company with respect to the election of directors, provided that unless all directors are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all directors, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Any director may also be removed by the board of directors for any of the causes specified in (S)511 of the Michigan Business Corporation Act or any similar statute which may hereafter be enacted.

         2.08 Vacancies. A vacancy in the board of directors may be filled by majority vote of the remaining directors, even though they are less than a quorum, until the shareholders hold an election to fill the vacancy. Shareholders entitled to elect directors may elect a director to fill any vacancy in the board (whether or not the vacancy has previously been temporarily filled by the remaining directors) at any shareholders' meeting called for that purpose.

         2.09 Organization of Meetings. At each meeting of the board of directors, the chairman of the board, or, in his absence, the president, or, in his absence, a chairman chosen by a majority of the directors present, shall act as chairman. The secretary of the Company, or, if the secretary shall not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

         2.10 Place of Meetings. Meetings of the board shall be held at such place or places, within or without the State of Michigan, as may from time to time be fixed by the board of directors or as shall be specified or fixed in the notice of the meeting.

         2.11 Regular Meetings. Regular meetings of the board will not be held unless these bylaws shall be amended to provide therefor.

         2.12 Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman of the board, if any, or by the president, or by any two directors.

         2.13 Notices of Meetings. Every director shall furnish the secretary of the Company with an address at which notices of meetings and all other corporate notices may be served on or mailed to him. Unless waived before, at, or after the meeting as hereinafter provided, notice of each board meeting shall be given by the chairman, the president, the secretary, an assistant secretary, or the persons calling such meeting, to each director in any of the following ways:

              (a) By orally informing him of the meeting in person or by telephone not later than two days before the date of the meeting.

              (b) By delivering written notice to him not later than two days before the date of the meeting.

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              (c) By mailing written notice to him, or by sending notice to him by telegram, cablegram, or radiogram, postage or other costs prepaid, addressed to him at the address furnished by him to the secretary of the Company, or to such other address as the person sending the notice shall know to be correct. Such notice shall be posted or dispatched a sufficient length of time before the meeting so that in the ordinary course of the mail or the transmission of telegrams, cablegrams, or radiograms, delivery would normally be made to him not later than two days before the date of the meeting.

         Unless otherwise required by the articles of incorporation, these bylaws, or the laws of the State of Michigan (for example, see the provisions or by general delegation, or by necessary implication) by the board of directors.

                                    ARTICLE 3
                                    Officers

         3.01 Number and Titles. The officers of the Company shall be a chairman of the board, if needed, a president, one or more vice presidents, if needed, a secretary, one or more assistant secretaries, if needed, a treasurer, and one or more assistant treasurers, if needed. The board shall have the discretion to determine from time to time whether or not a chairman of the board is needed, the number of vice presidents, if any, the Company shall have, whether or not assistant secretaries and assistant treasurers are needed, and, if so, the number of assistant secretaries and assistant treasurers the Company shall have. If there is more than one vice president, the board may, in its discretion, establish designations for the vice presidencies so as to distinguish among them as to their functions or their order, or both. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Company's articles of incorporation, or these regulations to be executed, acknowledged, or verified by two or more officers.

         3.02 Election, Terms of Office, Qualifications, and Compensation. The officers shall be elected by the board of directors. Each shall be elected for an indeterminate term and shall hold office during the pleasure of the board of directors. The board of directors may hold annual elections of officers; in that event, each such officer shall hold office until his successor is elected and qualified unless he earlier is removed by the board of directors. The chairman of the board, if one is elected, shall be a director, but no other officer need be a director. The other qualifications of all officers shall be such as the board of directors may establish from time to time. The board of directors shall fix the compensation, if any, of each officer.

         3.03 Additional Officers, Agents, Etc. In addition to the officers mentioned in ss.3.01, the Company may have such other officers, agents, and committees as the board of directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as may be provided in these regulations or as may be determined by the board from time to time. The board of directors may delegate to any officer or committee the power to appoint any subordinate officer, agents, or committees. In the absence of any officer, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director.

         3.04 Removal. Any officer may be removed, either with or without cause, at any time, by the board of directors at any meeting, the notices (or waivers of notices) of which shall have specified that such removal action was to be considered. Any officer appointed by an officer or committee to which the board shall have delegated the power of appointment may be removed, either with or without cause, by

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the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the board of directors.

     3.05 Resignations. Any officer may resign at any time by giving written notice to the board of directors, the chairman, the president, or the secretary. Any such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     3.06 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, shall be filled in the manner prescribed for regular appointments or elections to such office.

     3.07 Powers, Authority, and Duties of Officers. Officers of the Company shall have the powers and authority conferred and the duties prescribed by law, in addition to those specified or provided for in these regulations and such other powers, authority, and duties as may be determined by the board of directors from time to time.

                                    ARTICLE 4
                            Shares and Their Transfer

     4.01 Certificates for Shares. Every owner of one or more shares in the Company shall be entitled to a certificate or certificates, which shall be in such form as may be approved by the board of directors, certifying the number and class of shares in the Company owned by him. The certificates for the respective classes of such shares shall be numbered in the order in which they are issued and shall be signed in the name of the Company by the chairman, the president, or a vice president and by the secretary, an assistant secretary, the treasurer, or assistant treasurer; provided that, if such certificates are countersigned by a transfer agent or registrar, the signatures of such officers upon such certificates may be facsimiles, stamped, or printed. If an officer who has signed or whose facsimile signature has been used, stamped, or printed on any certificates ceases to be such officer because of death, resignation or other reason before such certificates are delivered by the Company, such certificates shall nevertheless be conclusively deemed to be valid if countersigned by any such transfer agent or registrar. A record shall be kept of the name of the owner or owners of the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the Company for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled, except in cases provided for in (S)4.04.

     4.02 Transfer of Shares. Any certificate for shares of the Company shall be transferable in person or by attorney upon the surrender of the certificate to the Company or any transfer agent for the Company (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Company or its transfer agent may require as to the genuineness and effectiveness of each necessary endorsement. The person in whose name any shares stand on the books of the Company shall, to the fullest extent permitted by law, be conclusively deemed to be the unqualified owner and holder of the shares and entitled to exercise all rights of ownership, for all purposes relating to the Company. Neither the Company nor any transfer agent of the Company shall be required to recognize any equitable interest in, or any claim to, any such shares on the part of any other person, whether disclosed on the certificate or any other way, nor shall they be required to see to the performance of any trust or other obligation.

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     4.03  Bylaws. The board of directors may make such rules and regulations as it may deem expedient or advisable, not inconsistent with these bylaws, concerning the issue, transfer, and registration of certificates for shares. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

     4.04 Lost, Destroyed or Stolen Certificates. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Company which is alleged to have been lost, destroyed, or wrongfully taken upon:
(a) the execution and delivery to the Company by the person claiming the certificate to have been lost, destroyed, or wrongfully taken of an affidavit of that fact in form satisfactory to the Company, specifying whether or not the certificate was endorsed at the time of such alleged loss, destruction or taking, and (b) the receipt by the Company of a surety bond, indemnity agreement, or any other assurances satisfactory to the Company and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses, liabilities or claims to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or with respect to the original certificate.

                                    ARTICLE 5
                      Examination of Books by Shareholders

     The board of directors may make reasonable rules and regulations prescribing under what conditions the books, records, accounts, and documents of the Company, or any of them, shall be open to the inspection of the shareholders. No shareholder shall be denied any right which is conferred by ss.487 of the Michigan Business Corporation Act or any other applicable law to inspect any book, record, account, or document of the Company. An original or duplicate stock ledger showing the names and addresses of the shareholders and the number and class of shares issued or transferred of record to or by them from time to time shall at all times during the usual hours for business be open to the examination of every shareholder at the principal office or place of business of the Company in the State of Michigan.

                                    ARTICLE 6
                          Indemnification and Insurance

     6.01 Costs Incurred. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding provided that: (a) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company; (b) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful; and (c) in any action or suit by or in the right of the Company, no indemnification shall be made with respect to any amounts paid in settlement or with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Circuit Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the circuit court or such other court shall deem proper. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall

                                                                    Page 7 of 16

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not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     6.02 Indemnification Procedure. Any indemnification under ss.6.01 shall be made by the Company only if and as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in ss.6.01. Such determination shall be made by one of the following methods: (a) by a majority vote of a quorum consisting of directors of the Company who were not and are not parties to or threatened with any such action, suit, or proceeding; or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel retained by the Company, other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Company or any person to be indemnified within the past five years; or (c) by the shareholders; or (d) by the Circuit Court or the court in which such action, suit, or proceeding was brought.

     6.03 Advance Payment of Costs. Expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding referred to in ss.6.01 may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized in this Article.

     6.04 Non-Exclusive. The indemnification authorized in this Article shall not be deemed exclusive of any other rights to which persons seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     6.05 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under this Article or under ss.ss.561 to 565 of the Michigan Business Corporation Act.

     6.06 Survival. The indemnification authorized in this Article shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent.

     6.07 Successors. The indemnification authorized in this Article shall inure to the benefit of the heirs, executors, and administrators of any person entitled to indemnification under this Article.

                                    ARTICLE 7
                                      Seal

     The board of directors may adopt and alter a corporate seal and use the same or a facsimile thereof, but failure to affix the corporate seal, if any, shall not affect the validity of any instrument.

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                                    ARTICLE 8
                                   Fiscal Year

     The fiscal year of the Company shall be the calendar year unless and until changed by the board of directors.

                                    ARTICLE 9
                               Amendment of Bylaws

     These bylaws may be amended or new bylaws may be adopted: (a) at any meeting of the shareholders held for such purpose, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal; or (b) without a meeting of the shareholders, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal. If any amendment or new bylaws are adopted without a meeting of the shareholders, the secretary shall mail a copy of the amendment or new bylaws to each shareholder who would have been entitled to vote on the proposal but who did not participate in the adoption of the amendment or new bylaws.

                                   ARTICLE 10
                      Officers and Directors Liability and
                    Indemnity; Transactions With Corporation

     10.01. Definitions Applicable to Article 10.

            (a) "Applicable Corporate Law" shall mean those statutes comprising the general corporation law of the jurisdiction in which the Corporation is incorporated, as amended from time to time.

            (b) "Breach of Duty" shall mean conduct of a Director or Officer constituting any one or more of the following:

                 (1) A willful failure to deal fairly with the Corporation or its stockholders in connection with a matter in which the Director or Officer has a material conflict of interest.

                 (2) A violation of criminal law, unless the Director or Officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful.

                 (3) A transaction from which the Director or Officer derived an improper personal profit.

                 (4)  Willful misconduct.

                 (5) With respect to any matter or decision being considered by the Board of Directors or any other officer, such Director or Officer intentionally or recklessly;

                      (i) makes any untrue statement or disclosure to the Board or other Officer of known material information; or

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                           (ii)  omits to state or otherwise disclose to the
Board or other Officer known material information necessary in order to make the information known to have been communicated to the Board or other Officer not misleading under the circumstances then existing; or

                           (iii) omits to state or otherwise disclose to the
Board or other Officer known material information which is (or reasonably should be) known to the Director or Officer to be relevant to the matter or decision under consideration, regardless of whether or not such information is specifically requested by the Board or other Officer.

                 (c) "Claim" means any threatened or asserted claim or cause of action involving actual or potential liability of a Director or Officer arising from any act or omission of such person alleged or determined to have been negligent, grossly negligent or intentionally tortious or to have violated any state or federal securities laws (including any rule or regulation thereunder) or the Employee Retirement Income Security Act of 1974 or any other foreign, federal, state or local law, rule or regulation which is asserted or brought by or in the right of the Corporation or by any governmental authority or any other person or entity.

                 (d)  "Director or Officer" means any of the following:

                      (1) A natural person who is or was: (i) a director (elected or appointed by the stockholders or Board of Directors); or (ii) an officer (elected or appointed by the Board of Directors) of the Corporation; or
(iii) a Trustee.

                      (2) A natural person who, while such a director or officer of the Corporation, is or was serving either pursuant to the Corporation's specific request or as a result of the nature of such person's duties to the Corporation as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

                      (3) A natural person who, while such a director or officer of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

                      (4) Unless the context requires otherwise, the estate or personal representative of any such director, officer or Trustee.

                 This term is not intended to include any person who holds a position of title of Vice President or other apparent office without formal election or appointment by the Board of Directors.

                 (e) "Disinterested Majority" shall mean a majority of the Board of Directors of the Corporation who are not Parties to the subject Proceeding or any related Proceeding.

                 (f) "Expenses" includes all reasonable fees, costs, charges, disbursements, attorneys' fees and any other expenses incurred by a Director or Officer in connection with a Proceeding if such person was a Party because he or she is or was a Director or Officer.

                 (g) "Liability" includes the obligation to pay any sums or perform any acts pursuant to a settlement, penalty, assessment, forfeiture, fine, or judgment, including (without limitation) any excise tax assessed with respect to any employee benefit plan, punitive damages, costs, and expenses.

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            (h)  "Party" includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent to a Claim in a Proceeding.

            (i) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding of any kind, whether formal or informal, in which a Claim is or may be asserted against a Director or Officer or in which the Director or Officer is a witness.

     10.02  Director and Officer Liability Limitations.

            (a) No Director or Officer shall be liable to the Corporation, its shareholders or any person asserting rights on behalf of the Corporation or its shareholders, for damages, settlements, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a Director or Officer, regardless of whether constituting negligence or other tortious or otherwise culpable conduct, unless the person asserting liability proves that the breach or failure to perform constitutes a Breach of Duty. In addition to and not in limitation of the foregoing, no Officer shall have any liability for acts or omissions constituting business judgment within the business judgment rule.

            (b) The provisions of this Section 10.02 shall not be exclusive of any other defenses such a Director or Officer may have with respect to any Claim asserting a Liability.

            (c) The Board of Directors (by majority vote or consent) may grant similar limitations on the Liability of any employee of the Corporation (relating to performance of his or duties as an employee) by written agreement with such employee executed by the President.

     10.03  Mandatory Indemnification.

            (a) Indemnification for Expenses. The Corporation shall indemnify a Director or Officer for all Expenses incurred (i) in the successful defense of any Claim (on the merits or otherwise) in a Proceeding and/or (ii) as a non-Party witness in any Proceeding.

            (b) Indemnification for Liability and Expenses. The Corporation shall indemnify a Director or Officer for all Liability and Expenses with respect to any Claim against such person in a Proceeding to which such person was a Party because he or she is or was a Director or Officer, unless such Liability and Expenses were incurred because the Director or Officer is determined to have engaged in conduct constituting a Breach of Duty.

            (c) Indemnification Exclusion for Collateral Sources. Notwithstanding the foregoing provision of this Section 10.03, indemnification shall not be required for any Liability or Expenses to the extent the same have been paid or are covered under any collectible insurance policy or are otherwise paid or reimbursed by any third party under a legal or contractual obligation to do so.

            (d) Reliance on Applicable Corporation Law or Bylaw. Without intending to limit the generality of the indemnification rights provided under subsections 10.03(a) and (b) above, the Corporation shall indemnify a Director or Officer for all Liability and Expenses with respect to any Claim against such person in a Proceeding which is based, in whole or in part, on such person's reliance on the validity of any provision of the Applicable Corporation Law or these Bylaws, even though it is thereafter determined that such provision was invalid or otherwise could not have justifiably been relied upon.

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     10.04  Procedural Requirements for Determination That Indemnification is
Proper.

            (a) Written Request for Indemnification. A Director or Officer who seeks indemnification shall make a written request therefor to the Corporation, selecting a means for determining his or her right to indemnification as provided under subsection 10.04(b) hereof.

            (b) Determination of Indemnification. Within 60 days of receipt by the Corporation of the Director's or Officer's request for indemnification, a determination shall be made as to whether or not the Director or Officer requesting indemnification engaged in conduct constituting a Breach of Duty and, as a result, is or is not entitled to indemnification under this Article. Such determination shall be made:

                 (i) by majority vote of a Disinterested Majority if so designated by the Director or Officer seeking indemnification. If a Disinterested Majority cannot be obtained, the Director or Officer may designate that such determination be made by a majority vote of a committee duly appointed by the Board of Directors and consisting solely of two or more directors not at the time Parties to the same or related Proceedings. Directors who are Parties to the same or related Proceedings may participate in the designation of members of the committee;

                 (ii) by independent legal counsel if so designated by the Director or Officer; provided that such counsel shall be mutually selected by such Director or Officer and by a Disinterested Majority or, if a Disinterested Majority cannot be obtained, then by a majority vote of the Board of Directors, including Directors who are Parties to the same or related Proceedings;

                 (iii) by a panel of three arbitrators if so designated by the Director or Officer, which shall be selected from the panel of arbitrators of the American Arbitration Association in Milwaukee, Wisconsin; provided, that
(xx) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a Disinterested Majority or, if a Disinterested Majority cannot be obtained, then by a majority vote of the Board of Directors, including Directors who are Parties to the same or related Proceedings, and the third arbitrator shall be selected by the two previously selected arbitrators, and (yy) in all other respects, such panel shall be governed by the American Arbitration Association's then existing Commercial Arbitration Rules, except the fees of all arbitrators shall be shared equally by the Corporation and the Director or Officer; or

                 (iv) by a court if so designated by the Director or Officer, pursuant to and in accordance with the Applicable Corporation Law.

            The results and basis of the determination made hereunder shall be submitted in writing to the Corporation and the Director or Officer (the "Indemnity Decision").

            (c) No Presumption Created. The termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the requested amount of Liabilities and Expenses of the Director or Officer is not required.

            (d)  Payment of Liabilities and Expenses; Waiver of Claims.

                 (1) If it is determined that indemnification is required hereunder, the Corporation shall pay the Director or Officer the entire requested amount of Liabilities and Expenses (net of any Expenses previously advanced pursuant to Section 10.05), within 10 days of receipt of the Indemnity Decision, provided, that if it is determined that a Director or Officer is entitled to indemnification against Liabilities and Expenses incurred in connection with some Claims, but not as to others (such as if Claims are asserted to involve some conduct constituting a Breach of Duty and other conduct which does not), payment of the Liability and Expenses shall be apportioned by applying the following:

            If the Director or Officer sustains Liability for equal dollar amounts to a given party or person under two or more Claims arising from the same general conduct, transaction or series of events (even though divisible for purposes of establishing Liability), one of which would require indemnification and the other of which would not, it shall be conclusively presumed that the Liability and all Expenses related thereto were sustained and incurred solely with respect to the Claim for which indemnification is required; and if the Director or Officer sustains Liability and Expenses for different dollar amounts to a given party or person under two or more Claims arising from the same general conduct, transaction or series of events (even though divisible for purposes of establishing Liability), one of which would require indemnification and the other of which would not, it shall be conclusively presumed that the Liability for which indemnification is required is the sole Liability up to the dollar amount thereof (the "covered Liability") and the Liability for which indemnification is not required (the "Non-Covered Liability") is reduced by the amount of the Covered Liability (resulting in a "Net Non-Covered Liability") and the Expenses shall be apportioned on the basis of the respective amounts of the Covered Liability and the Net Non-Covered Liability such that the Director or Officer shall be entitled to indemnification for the Covered Liability and the apportioned Expenses attributable to such Covered Liability. The foregoing shall apply regardless of whether the Claim for the Non-Covered Liability and the resulting Expenses in defense thereof occurs prior to or following assertion of the Claim for the Covered Liability and regardless of the actual time, effort and Expenses involved in defense of the respective Claims.

                 (2) The Corporation waives all right and claims against each Director and Officer for indemnification which may otherwise exist or arise under common law principles for Liabilities and/or Expenses incurred by the Corporation as a result of the negligence or alleged negligence of the Director or Officer, except in instances where such Liabilities and/or Expenses are incurred as a result of activities by the Director or Officer constituting a Breach of Duty.

            (e) Binding Effect. An Indemnity Decision finding that indemnification is required hereunder shall be binding upon the Corporation, unless unsupported by any credible or resulting from a clearly erroneous application of substantive law.

     10.05  Advancement of Expenses.

            (a) Procedure. Upon written request by a Director or Officer who is a non-Party witness or a Party to a Proceeding, the Corporation shall pay or reimburse from time to time prior to completion of such Proceeding his or her Expenses as incurred within 10 days after receipt of such request accompanied by: (i) an executed written certificate affirming the Director's or Officer's good faith belief that (s)he has not breached or failed to perform his or her duties to the Corporation by engaging in conduct constituting a Breach of Duty;
(ii) an executed written undertaking by the Director or Officer to repay any advances made under this Section if it is ultimately determined that the Director or Officer is not entitled to be indemnified by the Corporation; and
(iii) written evidence of the Expenses incurred.

            (b) Ability to Repay; Undertaking to be Unsecured. The undertaking provided in this Section shall be accepted by the Corporation without reference to the Directors' or Officers' ability to repay the allowance. The undertaking shall be unsecured and the Director or Officer shall not be required to pay interest on such amounts prior to a final determination that repayment is required.

     10.06 Right of Director or Officer to Bring Suit. If an Indemnity Decision is not issued within the time specified or such Indemnity Decision finds that the Director or Officer is not entitled to indemnification or the Corporation fails to make prompt payment pursuant to an Indemnity Decision, or a request for an advancement of Expenses under Section 10.05 is refused, the Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid Liability and/or Expense. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement or Expenses pursuant to the terms of an undertaking, the Director or Officer shall be entitled to recover the expense of successfully prosecuting or defending such suit. If the Director or Officer engaged in conduct constituting a Breach of Duty, such fact: (i) shall be a defense to any claim for indemnification against the Corporation (except for advancement of Expenses prior to completion of a Proceeding); and (ii) shall entitle the Corporation to recover all Expenses advanced prior to completion of the Proceeding pursuant to the terms of the undertaking once such fact has been established or admitted by the Director or Officer.

     An Indemnity Decision finding that indemnification of the Director or Officer is not required shall not be binding on the Director or Officer and shall not create a presumption that the Director or Officer has engaged in conduct constituting a Breach of Duty. In any suit brought by the Director or Officer to enforce a right to indemnification or to an advancement of Expenses hereunder or as otherwise provided in the Applicable Corporation Law, or by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Director or Officer is not entitled to be indemnified, or to such advancement of Expenses, under this Article or otherwise shall be on the Corporation.

     10.07 Permissible Considerations. A Director or Officer, in the discharge of his or her duties to the Corporation and in making any decision or performing any other act in such capacity, is not limited to considering only the economic interests of shareholders in determining what is best for the Corporation, but may also consider the following: (a) the effects of the action on employees, suppliers and customers of the Corporation; (b) effects on the community in which the Corporation operates; and (c) any other factors the Director or Officer considers pertinent.

     10.08 Reliance by Directors or Officers. A Director or Officer (absent actual knowledge to the contrary) may rely in the discharge of his or her duties to the Corporation on information, opinions, reports or statements (any of which may be written or oral, formal or informal, including financial statements) and other financial data if prepared or presented by any of the following: (a) an Officer or employee of the Corporation whom the Director or Officer believes in good faith is reliable and competent as to the matters presented or as to which the Director or Officer has no compelling reason to believe is not reliable or competent; (b) legal counsel, public accountants or other persons as to matters the Director or Officer believes in good faith are within the person's professional or expert competence; and (c) information presented to the Board of Directors by any person, officer, employee or committee of the Board where it is believed in good faith the report merits confidence or where the Director or Officer has no compelling reason to believe it does not merit confidence.

     10.09 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or Officer against any Liability asserted against or incurred by the individual in any such capacity or arising out of his status as such, regardless of whether the Corporation is required or authorized to indemnify such person for Liability or Expenses under this Article.

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     10.10  Severability and Intent. If any provision of this Article shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article contravene public policy, this Article shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action, by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation's intention to provide the Directors and Officers with the broadest possible protection against personal liability allowable under the Applicable Corporation Law, and this Bylaw shall be liberally construed in order to fulfill this intent, and in no event shall a Director's or Officer's reliance on any of the provisions of this Article which may be held to be invalid, inoperative or in contravention of public policy render such conduct a Breach of Duty.

     10.11 Notice to the Corporation. A Director or Officer shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director or Officer hereunder unless the Corporation shall have been irreparably prejudiced by such failure.

     10.12  Indemnification and Allowance of Expenses of Certain Others.

            (a) Employee of Authorized Agent. The Board of Directors may, in its sole and absolute discretion, by majority vote or consent, indemnify against Liabilities incurred by, and/or provide for the advance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such, even if such employee or agent is not a Director or Officer.

            (b) Indemnity Agreements. The Board of Directors, by majority vote or consent, may authorize the Corporation to enter written indemnity agreements with: (i) any Director or Officer of the Corporation, which may further expand the indemnification rights provided under these Bylaws or the Applicable Corporation Law; and (ii) any employee or agent of the Corporation, which may extend to such person the same, greater or lesser rights of indemnification and reliance as those afforded to Directors and Officers under this Article.

     10.13 Amendment. This Article may only be altered, amended or repealed by a vote of not less than two-thirds of the Corporation's outstanding Class A common stock entitled to vote; provided, however, that the Board of Directors may alter or amend this Article without such stockholder approval if any such alteration or amendment is (a) made in order to conform to any amendment or revision of the Applicable Corporation Law, which (i) expands or permits the expansion of a Director's or Officer's right to indemnification thereunder; (ii) limits or eliminates, or permits the limitation or elimination of, the liability of a Director or Officer; or (iii) is otherwise beneficial to the Directors and Officers or (b) an alteration or amendment which is otherwise deemed by the Board of Directors to be an immaterial modification. No amendment of this Article shall terminate, reduce or impair a Director's or Officer's rights to indemnification for any act, occurrence or event taking place prior to the effective date of such amendment and delivery of notice thereof to such Director or Officer, regardless of when any Claim relating thereto is actually asserted.

     10.14 Nonexclusivity of Article 10. The rights of a Director or Officer (or any other person) granted under this Article shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director or Officer (or such other person) may be entitled to under any written agreement, Board of Directors resolution, vote of shareholders of the Corporation or under the Applicable Corporation Law or otherwise. Nothing contained in this Article shall be deemed to

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limit the Corporation's obligations to indemnify against Liabilities or allow expenses to a Director or Officer under the Applicable Corporation Law.

                                                                   Page 16 of 16